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                                      NOVEX

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David McCarty and Sheldon Engelhorn jointly and severally as proxies, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Special Meeting of shareholders of NOVEX, a California corporation (the "Company") to be held on August 13, 1999, or at any adjournments or postponements thereof, as specified below, and to vote in the proxyholders' discretion on such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. APPROVAL OF MERGER. A proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 14, 1999 (the "Merger Agreement"), by and among the Company, Invitrogen Corporation, a Delaware corporation ("Invitrogen"), and Invo Merger Corporation., a California corporation and a wholly-owned subsidiary of Invitrogen ("MergerSub"), and to approve Invitrogen's acquisition of the Company through the merger of MergerSub with and into the Company, with the Company being the surviving corporation and becoming a wholly-owned subsidiary of Invitrogen. (the "Merger").

  [ ] FOR  [ ] AGAINST    [ ] ABSTAIN


Unless otherwise specified by the undersigned, this proxy will be voted in the manner directed above, but if no contrary direction is made, it will be voted FOR Proposal 1 above and by the proxyholders, in the proxyholders' discretion, as to any other matters properly transacted at the Special Meeting or any adjournments or postponements thereof. To vote in accordance with the Board of Directors' recommendation, just sign below, no box need be checked.

A vote in favor of the Merger Agreement shall be also deemed to be the shareholder's grant, as an individual, of a power of attorney to Sheldon Engelhorn, as the Shareholder Representative designated in Section 8.4 of the Merger Agreement and Section 1.2 of the Indemnity Escrow Agreement (as defined in the Merger Agreement), to act for the shareholder in all matters pertaining to the evaluation, response to, and defense or settlement of claims by Invitrogen against the shares of Invitrogen beneficially held by the undersigned, but deposited in escrow pursuant to the terms of the Merger Agreement.

                                   Dated:
                                         --------------------------------------

                                   --------------------------------------------
                                   Signature of Shareholder

                                   --------------------------------------------
                                   Printed Name of Shareholder

                                   --------------------------------------------
                                   Title (if appropriate)

                                   Please sign exactly as name
                                   appears hereon. If signing
                                   as attorney, executor,
                                   administrator, trustee or
                                   guardian, please give full
                                   title as such, and, if
                                   signing for a corporation,
                                   please give your title.
                                   When shares are in the
                                   names of more than one
                                   person, each should sign.

                                   CHECK HERE IF YOU PLAN TO ATTEND
                                   THE SPECIAL MEETING [ ]

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                               ESOP PARTICIPANT
            WRITTEN DIRECTIVE TO THE ESOP ADMINISTRATIVE COMMITTEE

                                    BALLOT

Approval of the Merger (as defined and described in that certain information package dated July 16, 1999, distributed to participants in the NOVEX
401(k) Employee Stock Ownership Plan) and the transactions contemplated thereby, including, without limitation, that certain Agreement and Plan of Merger dated June 14, 1999, by and among NOVEX, a California corporation, Invitrogen Corporation, a Delaware corporation and Invo Merger Corporation, a California corporation, and each of the transactions contemplated thereby.


                            / / FOR    / / AGAINST   / / ABSTAIN


                                       ESOP Participant's Name:


                                       ------------------------------------
                                       (Signature)


                                       ------------------------------------
                                       (Print Name)


                                       ------------------------------------
                                       (Date)

                                       Number of Shares Allocated to ESOP
                                       account of the above ESOP Participant
                                       as of July 12, 1999: _____________
                                       (To be filled in by ESOP Administrative
                                       Committee upon return of this ballot)

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The ESOP's Administrative Committee has engaged an independent appraisal firm to render a fairness opinion on the proposed merger. You will be informed of the opinion when the report is completed. We expect the fairness opinion will be ready no later than July 30, 1999. This will give you a chance to review it before making your decision. All Shares represented by a ballot not received by the ESOP's Administrative Committee by 4:00PM on August 10, 1999, via the enclosed self-addressed stamped envelope will be cast either FOR or AGAINST by the ESOP's Trustee at the discretion of the ESOP's Administrative Committee.
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